                                                                    EXHIBIT 10.1


                                            CONFIDENTIAL TREATMENT REQUESTED AND
                                 CONFIDENTIAL PORTIONS FILED SEPARATELY WITH SEC

                   SOURCE CODE LICENSE AND MARKETING AGREEMENT

     THIS SOURCE CODE LICENSE AND MARKETING AGREEMENT (this "Agreement"), is entered into as of March 31, 1998, by and between Phoenix International, Inc. ("Phoenix") and Computer Systems Associates (Nigeria) Limited ("CSA").

     Phoenix has developed certain software applications for banks, which CSA wishes to license, modify, distribute, implement and support on the continent of Africa under CSA's brand name and trademarks, pursuant to the terms and conditions of this Agreement. Phoenix and CSA, intending to be legally bound, agree as follows:

1   DEFINITIONS.

1.1 "Changes" means any and all corrections, updates, upgrades, additions and modifications to any of the Licensed Products, including, but not limited to, translations into foreign languages used in the Territory, modifications for use in countries included in the Territory, and any other new or additional works based in whole or in part on any of the Licensed Products.

1.2 "Customer" means an Eligible Prospect that has executed a License Agreement with CSA for use of the Software pursuant to the terms of this Agreement.

1.3 "Documentation" means the current English version of the operating documentation relating to the Software as provided to CSA by Phoenix.

1.4 "Eligible Prospect" means a bank organized and doing business in the Territory.

1.5 "License Agreement" means the form of license agreement to be used between CSA and Eligible Prospects. License Agreements shall contain terms and conditions for protection of Phoenix's intellectual property acceptable to Phoenix, but shall not refer to Phoenix unless expressly approved by Phoenix. CSA shall provide a copy of the License Agreement which it proposes to use to Phoenix for its review and approval prior to use, and shall do the same with any material changes in the License Agreement thereafter.

1.6 "Licensed Products" means the Software, Source Code, Documentation and Source Code Documentation.

1.7 "Software" means the object code for the software listed in Exhibit A attached hereto, along with all Changes either produced by or for CSA, or provided to CSA by Phoenix. The Software shall include all object code produced by CSA from the compilation of the Source Code and all Changes thereto.

1.8 "Source Code" means the source code version of the Software, along with all Changes either produced by or for CSA or provided to CSA by Phoenix.

1.9 "Source Code Documentation" means the development level documentation for the Source Code as provided to CSA by Phoenix.

1.10 "Territory" means all countries on the continent of Africa, but does not include Egypt or any country in the Middle East, and Eskom Finance Company in South Africa shall be excluded from the Territory.

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                                          XXX - CONFIDENTIAL TREATMENT REQUESTED
                                                 AND CONFIDENTIAL PORTIONS FILED
                                                  SEPARATELY WITH THE COMMISSION


2    PRIOR MARKETING AGREEMENT

The Remarketing Agreement and Support Authorization (the "Remarketing Agreement") dated as of April 22, 1996 between Phoenix and CSA shall continue in effect, but shall apply only to (i) Customers who have signed License Agreements pursuant to the Remarketing Agreement prior to the date of this Agreement and
(ii) Customers identified by CSA who, prior to March 31, 1999, choose in their sole discretion to enter into License Agreements for the Phoenix brand version of the Software, as opposed to the CSA private label version of the Software authorized hereunder. For all other and additional Customers, this Agreement shall control. Notwithstanding the foregoing, CSA may convert current Customers originating from CSA's marketing efforts to CSA's private labeled software hereunder if (i) each Customer executes a new license agreement with CSA for the CSA version of the Software, (ii) CSA accepts responsibility for all Customer and Software Support for each such Customer, and (iii) CSA continues to pay Phoenix its share of the license and support fees as required under the terms of the Remarketing Agreement.

3    SOURCE CODE LICENSE.

3.1 Phoenix shall deliver to CSA upon execution of this Agreement one copy of the Source Code and Source Code Documentation. Phoenix hereby grants to CSA, and CSA accepts, subject to the terms and conditions of this Agreement, a perpetual right and license to:

 (a) Further develop and make Changes to the Licensed Products;

 (b) Compile the Source Code into object code;

 (c) Demonstrate and promote the Software and Documentation to Eligible Prospects under its own trademarks and trade names;

 (d) Sublicense the Software and Documentation to Eligible Prospects pursuant to License Agreements under its own trademarks and trade names; and

 (e) Provide implementation, training and support services to Customers for the Software.

3.2 CSA shall perform all marketing of the Software and Documentation, all licensing and sublicensing of the Software and Documentation, and perform all services related to the Software under CSA's own brand names and trademarks. CSA shall not use any of Phoenix's brand names, trademarks or service marks in connection with the use, license or service of the Software or otherwise without Phoenix's express written consent, provided, however, that the Software shall contain such legends and copyright notices as Phoenix shall reasonably require to protect its intellectual property rights in the Licensed Products. For a period of one year from the date of this Agreement, CSA may indicate that the Software as marketed and distributed by CSA is a derivative of the Phoenix Software to assist in establishing the market for the Software as private labeled by CSA.

Until XXXX, Phoenix shall not grant any other party the right to market, sell or license the Software within the Territory under such parties own trademarks and trade names. Phoenix shall not grant the right to market, sell or license the Software within the territory to more than one other party under Phoenix's trademarks and trade names. Phoenix may continue to market, sell and license the Software within the Territory, but only in conjunction with CSA on terms to be

                                          XXX - CONFIDENTIAL TREATMENT REQUESTED
                                                 AND CONFIDENTIAL PORTIONS FILED
                                                  SEPARATELY WITH THE COMMISSION


mutually agreed upon. Notwithstanding the foregoing, until XXXX, CSA's rights hereunder shall be exclusive within XXXX. After XXXX all rights granted hereunder shall be non-exclusive.

4   RESTRICTIONS.

4.1 Except as expressly stated in this Agreement, Phoenix shall have no obligation to render any services or provide any effort, or to refrain from any business or activity. Phoenix provides no assurance with regard to the results or profitability of the promotional activities and services CSA is authorized to pursue hereunder, or of the performance of the Software or Source Code.

4.2 CSA may copy the Licensed Products only as required to perform its duties hereunder. The Software and Documentation shall not be provided to any third party for use, evaluation or any other purpose except pursuant to a fully executed License Agreement. The Source Code and Source Code Documentation shall not be provided to any other party under any circumstances.

4.3 CSA shall follow the security procedures set forth in Exhibit C with respect to the Source Code and Source Code Documentation, and shall give a copy of such procedures to its employees who are given access to the Source Code or Source Code Documentation. At the end of each quarter, CSA shall prepare, sign and send to Phoenix the Certification attached hereto as Exhibit D.

4.4 Prior to April 1, 1999, CSA shall purchase insurance or a bond providing a minimum of XXX to secure all of CSA's obligations under this Agreement. CSA shall maintain such bond or insurance through XXXX. In the event that Phoenix can show that the Source Code or Source Code Documentation provided to CSA hereunder is in the possession of or is being used by any third party not authorized by Phoenix to have access to such Source Code or Source Code Documentation, Phoenix shall be entitled to collect the entire XXXX under such bond or insurance policy. CSA acknowledges that the Source Code and Source Code Documentation are Phoenix's most valuable assets, embody most of Phoenix's trade secrets and intellectual property, and that the dissemination of the Source Code or Source Code Documentation to any third party without Phoenix's consent would cause irreparable and immeasurable harm to Phoenix, and that such XXXX is not only a reasonable amount to cover damages caused thereby, but is probably insufficient. The foregoing shall be in addition to any other remedies Phoenix may have in law or equity under the laws of the United Sates, the Territory or any other country.

4.5 Phoenix, or its authorized agent, shall have the right to audit CSA for compliance with the terms of this Agreement. CSA shall provide Phoenix or such agent access during regular business hours to CSA's premises and books and records for any such audit upon 2 day's notice from Phoenix.

5   TERM AND TERMINATION

5.1 The rights and licenses granted to CSA herein shall be perpetual, subject to prior termination by Phoenix as set forth herein.

5.2 This Agreement may be terminated by Phoenix upon 30 day's written notice if CSA fails to perform its obligations hereunder in any material respect or breaches the terms of this Agreement and such failure or breach is not cured within such 30 day period. The 30 day period shall be 90 days if the applicable breach relates solely to late payment of fees due hereunder.

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                                          XXX - CONFIDENTIAL TREATMENT REQUESTED
                                                 AND CONFIDENTIAL PORTIONS FILED
                                                  SEPARATELY WITH THE COMMISSION



5.3 Upon termination of this Agreement, CSA shall immediately deliver to Phoenix, at CSA's own expense, all copies of the Licensed Products and any other materials related to Phoenix in the possession of or previously delivered to CSA by Phoenix, except that CSA may retain copies of materials Phoenix agrees CSA may retain in order to continue to provide support services to Customers for so long as CSA continues to be authorized by Phoenix (pursuant to this Agreement or a subsequent agreement) to provide such support services. Following termination of this Agreement, CSA shall continue to be responsible for providing support services to Customers in accordance with each Support Agreement, unless Phoenix elects (at its option) to take over such support services in some or all cases for the reason that CSA has failed to provide such support services or perform its other obligations hereunder in a satisfactory manner. If such an exception applies, CSA agrees to assign to Phoenix or Phoenix's designee some or all support agreements still in effect, as requested by Phoenix. CSA agrees that upon the breach by CSA of any terms or restrictions hereunder associated with the Software, Phoenix shall be entitled to seek such injunctive and/or other equitable relief as it deems proper in a court of appropriate jurisdiction.

5.4 Sections 4, 5, 6 and 8 of this Agreement shall survive termination and shall remain in effect in accordance with their terms.

6   SERVICES.

6.1 Within one year following the date of this Agreement, Phoenix shall provide up to XXX man-days of training in the use and support of the Source Code for Trademark, TradeWind and TradeCentre at Phoenix's offices in Wellington, New Zealand and up XXX man-days of training to CSA in the use and support of the other portions of the Source Code at Phoenix's offices in Orlando, Florida. CSA may purchase additional training and assistance for XXX per man-day for the first year following the date of this Agreement, and at Phoenix's then current rates for such services thereafter, subject to availability of Phoenix personnel. All training shall be provided at Phoenix's offices.

6.2 CSA shall be responsible for providing all implementation, training and support services to Customers. Phoenix shall provide remote assistance in the provision of these services from its offices in Florida at Phoenix's then current rates for such services, subject to availability of Phoenix personnel. Phoenix shall not be required to provide assistance for changes made by CSA. In no case shall Phoenix be required to travel to the Territory to provide services to CSA or Customers.

6.3 In the event CSA requires services from Phoenix which are beyond the scope of this Agreement, Phoenix will have no obligation to provide such services unless it agrees to do so and satisfactory provision is made for associated fees and travel and living expenses.

6.4 At Phoenix's request, CSA shall make itself available to provide Support Services to other licensed end users located inside or outside the Territory. Such Support Services shall be provided by CSA working directly for the specified end users, or as a subcontractor working for Phoenix, at Phoenix's option. Fees and charges will be agreed to by Phoenix and CSA on a case-by-case basis, provided that CSA agrees that its fees and charges will not exceed the fees and charges it customarily obtains for similar services in other circumstances.

6.5 For a period of one year from the date of this Agreement, for educational purposes, CSA personnel shall be allowed to participate in the development of the Software for Customers in the Territory. Such participation shall be alongside Phoenix developers in Orlando or such other site to be chosen by Phoenix upon terms and conditions mutually acceptable to Phoenix and CSA.

7   TITLE; INTELLECTUAL PROPERTY.

7.1 The Licensed Products are protected by U.S., Nigerian, and other international copyright laws, treaties and conventions, the Licensed Products are copyrighted works under U.S. and foreign laws, and the Licensed Products are protected as trade secrets and Confidential Information of Phoenix. Phoenix retains all right, title, and interest in and to the Licensed Products, and all intellectual property rights contained therein, subject only to the limited license granted to CSA in this Agreement. Output reports and formats (e.g., ad hoc reports, SQL queries, etc.) first created by CSA and/or any Customers shall be subject to joint ownership of Phoenix and either CSA or the Customers, as applicable (except that, to the extent such output reports derive from or contain any part of the Licensed Products, the restrictions applicable to the Licensed Products shall apply to any use thereof). CSA shall assist Phoenix, at Phoenix's request, in perfecting and maintaining Phoenix's rights under copyright law in each country in the Territory by advising Phoenix of any special registration, recording or notice requirements.

7.2 All Changes made or obtained by CSA, any Customer, or their respective employees or agents acting alone or in collaboration with each other, shall, together with all intellectual property rights associated therewith, belong to CSA or such Customer as agreed between the Customer and CSA, provided that Phoenix shall be provided a copy of all Changes, and shall have an unlimited, unrestricted, royalty free right and license to use, modify, copy, integrate, distribute and sublicense such Changes outside of the Territory. At Phoenix's request, CSA shall provide such rights to Phoenix within the Territory at a reasonable royalty rate to be agreed upon by Phoenix and CSA.

7.3 CSA may not distribute, sell, sublease, assign, give, or transfer in any way any copies of the Licensed Products except as provided in this Agreement.

7.4 CSA shall notify Phoenix in the event that it discovers any infringement of Phoenix's rights in the Licensed Products or any violation of the terms of a License Agreement, and shall cooperate with Phoenix and assist in the prosecution of Phoenix's claims, provided that Phoenix retains financial responsibility for costs of assistance and prosecution. Phoenix shall be entitled to retain any proceeds from such claims, including settlement amounts, for purposes of funding Phoenix's worldwide intellectual property protection programs.

8   CONFIDENTIALITY OBLIGATIONS.

8.1 CSA acknowledges that the Licensed Products contain Confidential Information and Trade Secrets of Phoenix.

8.2 CSA agrees at all times to maintain the complete confidentiality of the Licensed Products, and all other Confidential Information of Phoenix. CSA shall use its best efforts to protect the confidentiality of the Source Code and Source Code Documentation, shall keep the Source Code and Source Code Documentation in a secure place and shall not provide access to the Source Code or Source Code Documentation to any employee or agent other than those employees and agents who have a need for access in order for CSA to exercise its rights hereunder.

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


8.3 CSA agrees not to permit or authorize access to, or disclosure of, the Licensed Products or any other Confidential Information of Phoenix to any person or entity other than (i) Eligible Prospects who have entered into confidentiality agreements approved by Phoenix, to the extent necessary for such Eligible Prospects to evaluate the Software, (ii) Customers, to the extent necessary for such Customers to exercise their rights under applicable License Agreements, and (iii) employees of CSA who have a "need to know" such information in order to enable CSA to perform its obligations under this Agreement and applicable License Agreements and Support Agreements. CSA may disclose necessary portions of the Software, Documentation, or other Confidential Information of Phoenix to governmental regulatory authorities if such disclosure is required for compliance with applicable laws, but CSA shall notify Phoenix of the applicable legal requirements before such disclosure occurs and CSA shall use its best efforts to help Phoenix obtain protection as may be available to preserve the confidentiality of such information following disclosure.

8.4 For purposes of this Agreement, Confidential Information shall mean any competitively sensitive or secret business, marketing or technical information of Phoenix. In all cases, Phoenix's Confidential Information shall include the Licensed Products, including all Changes. Confidential Information shall not include, however, information which (i) is generally known to the public or readily ascertainable from public sources (other than as a result of a breach of confidentiality by CSA or any person or entity associated with CSA), (ii) is independently developed without reference to or reliance on any Confidential Information of Phoenix, as demonstrated by written records in CSA's possession (which shall be provided to Phoenix at Phoenix's request), or (iii) is obtained from an independent third party who created or acquired such information without reference to or reliance on Confidential Information of Phoenix, as demonstrated by written records in CSA's possession (which shall be provided to Phoenix at Phoenix's request).

8.5 Each employee of CSA who is granted access to the Source Code or Source Code Documentation shall have entered into a confidentiality agreement with CSA containing terms and conditions which are at least as protective as those contained in this Agreement. CSA shall provide copies of all such agreements to Phoenix upon Phoenix's written request. CSA shall be responsible for all actions of its employees and all persons to whom CSA grants access to the Licensed Products, including Customers.

9   FEES AND CHARGES.

9.1 CSA shall pay Phoenix the fees set forth in Exhibit B.

9.2 CSA shall collect, report and pay to the relevant taxing authority, and indemnify Phoenix for any liability relating to, all applicable excise, property, VAT, sales and use, or similar taxes, any withholding requirement in addition to or in lieu thereof, and any customs, import, export or other duties, levies, tariffs, taxes, or other similar charges that are imposed by any jurisdiction outside the United States of America for the transactions contemplated herein, including the license of the Software by Phoenix.


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                                          XXX - CONFIDENTIAL TREATMENT REQUESTED
                                                 AND CONFIDENTIAL PORTIONS FILED
                                                  SEPARATELY WITH THE COMMISSION


9.3 Time is of the essence with respect to all payments due from CSA hereunder. CSA may not suspend or set-off any payment due Phoenix hereunder on any basis whatsoever. All amounts past due shall be due and payable 30 days following invoice from Phoenix, or as otherwise set forth in Exhibit B. Late payments shall accrue interest at the annual rate equal to XXXXX.

9.4 XXXXXX shall be the rate shown in XXXXXXXXX section of XXXXXXX on the XXXX day of each XXXX.

10   LIMITATIONS.

10.1 PHOENIX SHALL HAVE NO LIABILITY FOR THE SOFTWARE OR ANY SERVICES PROVIDED HEREUNDER, INCLUDING ANY LIABILITY FOR NEGLIGENCE. PHOENIX MAKES AND CSA RECEIVES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE IN ANY PROVISION OF THIS AGREEMENT OR ANY OTHER COMMUNICATION, AND PHOENIX SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.2 The cumulative liability of Phoenix to CSA for all claims relating to the Licensed Products and any services rendered hereunder, in contract, tort or otherwise, shall not exceed the total amount of all license fees paid by CSA to Phoenix for the relevant Software within the prior year. In no event shall Phoenix be liable to CSA for any consequential, indirect, special, or incidental damages, including without limitation lost profits, even if Phoenix has been advised of the possibility of such potential loss or damage. The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the success or effectiveness of other remedies.

11   INDEMNIFICATION BY PHOENIX.

11.1 If a third party claims that the Licensed Products infringes any patent, copyright, trade secret, or similar intellectual property rights of a third party Phoenix shall (as long as CSA is not in default under this Agreement or any other agreement with Phoenix) defend CSA against that claim at Phoenix's expense and pay all damages awarded by a court in a final judgment, provided that CSA promptly notifies Phoenix in writing of any such claim, and allows Phoenix to control, and cooperates with Phoenix in, the defense and disposition of such claim, including any related settlement negotiations.

11.2 If such a claim is made or appears possible, Phoenix may, at its option, secure for CSA the right to continue to use the Software, modify or replace the Software so it is non-infringing, or refund all license fees paid for the infringing material less a reasonable deduction for prior use. Phoenix has no obligation hereunder for any claim based on a modified version of the Software which has not been prepared solely by Phoenix, or for any combination, operation or use of the Software with any product, data or apparatus not approved in writing by Phoenix. Phoenix also shall have no obligation hereunder for any claim based on theories of law that are not substantially equivalent to laws, treaties and conventions applicable to U.S. patents, copyrights, trade secrets, and similar intellectual property rights. THIS SECTION STATES PHOENIX'S ENTIRE OBLIGATION TO CSA WITH RESPECT TO MATTERS OF TITLE OR ANY CLAIM OF INFRINGEMENT THEREOF.

12   GENERAL

12.1 Power and Authority. Each party hereby represents and warrants to the other party hereto that it has full power and authority to enter into and perform under the terms of this Agreement, and the person executing this Agreement on behalf of such party has been properly authorized and empowered to so execute this Agreement.

12.2 Notices. All notices or other communications to be given hereunder shall be in writing and delivered either by telecopy (confirmation by air mail), or by international second day courier, courier charges prepaid, and addressed to the appropriate party as set forth below.

 (a) If to CSA:

     Computer Systems Associates (Nigeria) Limited
     Yinka Folawiyo Plaza
     38 Warehouse Road
     Apapa, Lagos
     Nigeria
     Telecopy: 234 1 5870420

 (b) If to Phoenix:

     Phoenix International
     500 International Parkway
     Heathrow, Florida 32746
     FOR IMMEDIATE ATTENTION -- Deliver to President
     Telecopy: (407) 548-5296

With a copy to:

     Nelson Mullins Riley & Scarborough, L.L.P.
     First Union Plaza, Suite 1400
     999 Peachtree Street, N.E.
     Atlanta, Georgia  30309
     Attention:  Peter C. Quittmeyer, Esq.
     Fax:  404/817-6050

Notices delivered personally shall be effective upon delivery and notices delivered by mail shall be effective upon their receipt by the party to whom they are addressed.

12.3 Assignment. This Agreement may not be assigned by CSA, nor may CSA delegate or subcontract any obligation incurred hereunder or under any applicable License Agreement except with the prior written consent of Phoenix. Phoenix may terminate this Agreement in the event that CSA experiences (in one transaction or any series of transactions) a change of majority ownership or principal management, or is merged with any other entity, unless Phoenix is promptly notified of such change, is provided satisfactory assurance that CSA will be able to perform its obligations hereunder to Phoenix's satisfaction, and such change in ownership does not result in control of CSA by any entity which is in the same business as Phoenix, or which competes with or is competitive with Phoenix either in Africa or any other part of the world. A change in control in violation of the foregoing sentence shall permit Phoenix to terminate the right granted hereunder immediately. Subject to the foregoing, this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their successors and assigns.

12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

12.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the U.K.

12.6 Entire Agreement. This Agreement may not be modified except by a writing signed by authorized representatives of both parties. A waiver by either party of its rights hereunder shall not be binding unless contained in a writing signed by an authorized representative of the party waiving its rights. The non-enforcement or waiver of any provision on one occasion shall not constitute a waiver of such provision on any other occasions unless expressly so agreed in writing. It is agreed that no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the terms of this Agreement. The English Language form of this Agreement shall be controlling for purposes of interpretation and enforcement.

12.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation hereof.

12.8 Employees. Neither party shall hire nor recruit any employee of the other without the prior written consent of such party.

12.9  Compliance With Laws.

 (a) CSA shall, at its own expense, comply with all laws relating to the marketing, distribution or licensing of the Software, and shall procure all licenses and pay all fees and other charges required thereby.

 (b) Notwithstanding anything in this Agreement to the contrary, it is acknowledged and agreed that neither Phoenix nor CSA may ship, export or re-export the Licensed Products, or any other information, process, product or service obtained directly or indirectly from Phoenix, to any country or entity which is the subject of any prohibition imposed by the U.S. Export Administration Act of 1979, U.S. Executive Orders, the U.S. Department of Commerce, and the North Atlantic Treaty Organization. CSA understand that, if such a prohibition applies and an export license cannot be obtained with reasonable effort, the disclosure or delivery of the Licensed Products may not occur. To assure compliance, CSA agrees to notify Phoenix of each Eligible Prospect as soon as possible so that Phoenix can evaluate whether prohibitions may apply or export licenses may be available. If unusual costs are involved in obtaining export licenses, Phoenix may require CSA to accept responsibility for some or all of those costs.

 (c) CSA hereby agrees that CSA and its directors, officers, employees, and agents will comply with the Foreign Corrupt Practices Act of 1977, as amended (the "Act") with respect to the subject matter of this Agreement. In this regard, neither CSA nor any of its directors, officers, employees, or agents will make or offer to make any payment or gift directly or indirectly to any employee, officer, or representative of any governmental entity or instrumentality or to any foreign political party, any official of a foreign political party, or candidate, where such payment would constitute a bribe, kickback, or illegal payment under U.S. or applicable foreign laws.

12.10 Independent Contractor. Each party hereto shall be and remain an independent contractor; nothing herein shall be deemed to constitute the parties as partners, and neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either by deemed the agent or employee of the other.

12.11 Arbitration. In the event a claim, controversy or dispute between Phoenix and CSA arises out of or in connection with this Agreement or the transactions and business contemplated hereby, including the validity, construction or enforcement thereof, either party may demand that such matter be submitted to final and binding arbitration before a single arbitrator selected by the parties in accordance with the then-existing rules of the Internal Chamber of Commerce. The situs of all arbitration proceedings shall be London, England, unless Phoenix and CSA agree in writing to another situs. All arbitration proceedings and records shall be in English. Issuance of an arbitration demand shall suspend the effect of any default entailed by such claim, controversy or dispute and any judicial or administrative proceedings instituted in connection therewith, for the duration of the arbitration proceedings. If Phoenix and CSA cannot agree on the identity of a single arbitrator within five (5) days of receipt of the arbitration demand, each of them shall appoint one (1) arbitrator and the party-appointed arbitrators shall appoint a third arbitrator within five (5) days of their appointment. The arbitrator or arbitrators shall determine whether a default has occurred, and shall deliver its or their decision within ninety
(90) days of the date of receipt of the arbitration demand, specifying such remedy (including money damages) as shall (a) fully implement the intent and purposes of this Agreement and (b) indemnify and hold harmless the non-breaching party from all losses, costs and expenses (including costs of arbitration and reasonable attorneys' fees) resulting from the default. Termination or limitation of Phoenix's rights in the Software, the Documentation, or any associated intellectual property rights may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Phoenix shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction in order to protect its rights in the Software, the Documentation, or any associated intellectual property rights while such proceeding is pending or in support of any award made pursuant to such arbitration. Phoenix and CSA hereby consent to the enforcement in the courts of each country in the Territory and the United States of any arbitral judgment or award rendered pursuant to this Section.

Initials accepting arbitration provisions:

Phoenix: /s/ RMS                    CSA: /s/ Simeon C. Agu
         ----------------                ----------------------


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


  PHOENIX INTERNATIONAL LTD., INC.       COMPUTER SYSTEMS ASSOCIATES
                                         (NIGERIA) LIMITED

  By:    /s/ Raju Shivdasani             By:    /s/ Simeon C. Agu
     ----------------------------           ------------------------------
  Title: President & COO                 Title: Managing Director/CEO
        -------------------------              ---------------------------
  Date:  31st March, 1998                Date:  31st March, 1998
       --------------------------             ----------------------------


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


                                    EXHIBIT A
                                    SOFTWARE

Current International Version of the Phoenix Banking System and TradeWind and all releases and maintenance updates for such products prior to March 31, 1999, if any, inclusive of all modifications made by Phoenix for Customers in the Territory.

The current version only of the following Phoenix software:

     Phoenix Voice Response System
     Phoenix ATM
     Phoenix Internet Banking System
     TradeCentre
     TradeMark

Phoenix is not obligated to provide any additional releases or software to CSA other than as specifically listed above.



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                                          XXX - CONFIDENTIAL TREATMENT REQUESTED
                                                 AND CONFIDENTIAL PORTIONS FILED
                                                  SEPARATELY WITH THE COMMISSION




                                    EXHIBIT B
                           LICENSE FEES AND ROYALTIES

All amounts due hereunder shall be paid in U.S. Dollars via wire transfer to the bank account in the United States as designated by Phoenix from time to time.


A.   Source Code License Fee                 XXXX
B.   Continuing Royalties                    XXXX per year for XXXX years

Payment terms:

1. The source Code License Fee shall be paid as follows:
     XXXX
     XXXX on XXXX
     XXXX on XXXX
     XXXX on XXXX
     XXXX on XXXX

2. The Continuing Royalties Fee shall be paid as follows:
   XXXX on the last day of the second month of each calendar quarter with the first payment on XXXX and the last payment on XXXX.

3. Fees for Services: Fees for all services requested hereunder shall be payable in advance, based on Phoenix's estimate of work required for each project. Upon completion of a particular project, the prepaid amount will be reconciled with the amount of time actually required to complete such project, and Phoenix shall refund to CSA, or CSA shall pay to Phoenix, the difference, as the case may be.

4. By April 27, 1998, CSA shall obtain an irrevocable demand letter of credit in favor of Phoenix in the amount of XXXX (less amounts actually paid by CSA to Phoenix hereunder, or otherwise secured in a manner acceptable to Phoenix, but in no case less than XXXX, nor more at any time than amounts actually due Phoenix within the next 6 months) confirmed by a U.S. financial institution acceptable to Phoenix, payable upon presentment by Phoenix of invoices in accordance with the payment schedule set forth above, with terms reasonably acceptable to Phoenix. CSA shall maintain such letter of credit on the same terms through the XXXX payment. Thereafter CSA shall maintain a letter of credit on the same terms with an available amount of XXXX until all amounts due hereunder have been paid in full, provided that the letter of credit may be reduced as the total of amounts due hereunder is reduced for the last two payment dates.

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


                                    EXHIBIT C
                    SECURITY PROCEDURES FOR PHOENIX SOFTWARE

1. The information contained in the Phoenix Banking System and other Phoenix Software is highly proprietary and confidential information belonging to Phoenix International Ltd., Inc. CSA is responsible for the security and safekeeping of such information, including all copies of the Source Code and Source Code Documentation for such Software. It is each employee's duty to follow the procedures set forth below to ensure CSA's compliance with its security obligations.

2. Strict security measures are necessary to insure the safety and security of the Phoenix Source Code and other proprietary information.

3. Only those employees who need to have access to the Phoenix Source Code and Source Code Documentation shall be authorized for access by CSA. CSA shall keep a list of such authorized employees. Only authorized employees shall be allowed access to the Source Code and Source Code Documentation.

4. The Source Code and Source Code Documentation shall be kept in a secure area at all times. Only authorized employees shall have access to such area.

5. During non-working hours, all hard copies of the Source Code and Source Code Documentation and all computer disks, tapes, CDs and other media containing copies of the Source Code and Source Code Documentation shall be kept in a locked and secure file cabinet or safe.

6. All Source Code accessible on a computer or computer network shall be secured with an encrypted security scheme with password protection. A separate password shall be allocated to each employee with access to the Source Code and Source Code Documentation, and all access by any person shall be recorded and logged by name and password. Passwords shall be changed periodically, but no less than quarterly.

7. Computers which are logged in for access to the Source Code or Source Code Documentation shall never be left unattended by authorized personnel. All employees shall log off of computers before leaving them unattended.

8. A written record shall be kept of the number and location of all copies of the Source Code, Object Code, Documentation and Source Code Documentation for the Phoenix Software. Each employee shall keep a detailed record of all changes made to the Source Code. CSA shall keep a comprehensive and thorough record of all changes to the Source Code.

9. Prior to disposal of any media or materials that contain any part of the software, documentation, other proprietary or confidential information of Phoenix, CSA and its employees shall obliterate or otherwise destroy all code, instructions, commentary, or further evidence of Confidential Information, for example, by erasing, incinerating, or shredding such materials.

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


                                    EXHIBIT D
                        SECURITY COMPLIANCE CERTIFICATION


Date _____________________


As of the date set forth above, Computer Systems Associates (Nigeria) Limited ("CSA") hereby certifies to Phoenix International Ltd., Inc. ("Phoenix") the following:

1. CSA is in compliance with all security procedures and terms and conditions set forth in the Source Code License Agreement between Phoenix and CSA dated March 31, 1998. All employees of CSA who have been given access to the Source Code have entered into confidentiality agreements with CSA concerning the use and protection of the Source Code and Source Code Documentation in accordance with the terms of the License Agreement.

2. Following is a comprehensive list of the number and location of all copies of the Source Code and Source Code Documentation, complete with street addresses:












3. Following is a list of all Customers to whom CSA has licensed the Software within the last quarter:












4. Attached is a summary of the Changes that have been made to the Source Code, accompanied by a development level description of such Changes, and a copy of the current version of the Source Code with all such Changes in a computer readable format acceptable to Phoenix.



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This certification has been signed by an authorized officer of CSA as of the date first set forth above.

Computer Systems Associates ( Nigeria) Limited


By:
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